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                                                                    EXHIBIT 99.1

   PLUMAS BANCORP FILES REGULATORY APPLICATIONS FOR A NEW BRANCH IN TAHOE CITY

QUINCY, California, February 7, 2003 -- Plumas Bancorp (OTC Bulletin Board:
PLBC) today announced that its wholly owned subsidiary, Plumas Bank, has filed applications with the Federal Deposit Insurance Corporation (FDIC) and California State Department of Financial Institutions (DFI) requesting approval to open a new full-service branch facility in the community of Tahoe City, California. If approved, the Bancorp expects the new branch to be opened in the summer of 2003.

            Plumas Bank currently operates nine traditional branches plus a number of independent ATM sites in Northeastern California's Plumas, Lassen, Modoc, Shasta, and Nevada counties. The bank provides consumer and commercial banking services, mortgage banking, and various investment and insurance services. Plumas Bancorp stock is listed on the over-the-counter market under the stock symbol PLBC.

            This news release includes forward-looking statements about Plumas Bancorp's financial condition, results of operations, plans, objectives and future performance. A number of factors, many of which are beyond the control of the company, could cause actual results to differ materially from those in the forward-looking statements.